UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on August 19, 2014, IFMI, LLC (the “Seller”), a Delaware limited liability company and a direct subsidiary of Institutional Financial Markets, Inc. (the “Company”), a Maryland corporation, entered into a Share Purchase Agreement (the “Purchase Agreement”), by and between the Seller and C&Co Europe Acquisition LLC (the “Buyer”), a Delaware limited liability company in which Daniel G. Cohen, Vice Chairman of the Company’s Board of Directors, Vice Chairman of the Seller, the President and Chief Executive of the Company’s European Business and President of Cohen & Company Financial Limited (formerly known as EuroDekania Management Limited) (“CCFL”), a company incorporated under the laws of England and Wales, is the sole member.

Also as previously reported, on March 26, 2015, the parties to the Purchase Agreement agreed to extend the deadline for the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement from March 31, 2015 to June 30, 2015. In addition, the parties to the Purchase Agreement amended the date which the Buyer will be obligated to cause the settlement of intercompany accounts of CCFL, C&C and Unicum Capital, S.L., a wholly owned subsidiary of CCFL, owed to the Seller (the “Intercompany Payables”). The Intercompany Payables were originally to be settled by March 31, 2015. This date was extended to June 30, 2015.

On June 30, 2015, the parties to the Purchase Agreement agreed to extend the deadline for the Closing from June 30, 2015 to December 31, 2015 and the settlement date of the Intercompany Payables from June 30, 2015 to December 31, 2015 (the “Second Extension”).

In connection with the Second Extension, the parties to the Purchase Agreement agreed that if the Purchase Agreement is terminated in accordance with its terms (as amended by the Second Extension) prior to the Closing, then (i) Mr. Cohen will pay $600,000 in respect of a portion of the legal and financial advisory fees and expenses incurred by the Seller and the Special Committee in connection with the transactions contemplated by the Purchase Agreement since April 1, 2014 and (ii) an amendment (the “Employment Agreement Amendment”) to the Amended and Restated Employment Agreement, dated as of May 9, 2013, among the Seller, the Company, Mr. Cohen and J.V.B. Financial Group Holdings, LP (formerly known as C&Co/PrinceRidge Holdings LP) (the “Employment Agreement”), will become effective. The Employment Agreement Amendment will provide that if Mr. Cohen’s employment is terminated by the Seller without cause, or by Mr. Cohen for good reason (as such terms are defined in the Employment Agreement), the Seller will pay Mr. Cohen a maximum of $1,000,000 as a severance benefit. The Employment Agreement currently provides that in the event of such termination, the Seller will pay Mr. Cohen a minimum of $3,000,000 as a severance benefit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Letter Agreement, dated as of June 30, 2015.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: July 1, 2015	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer